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                                                                   EXHIBIT 10.43

                                                                  EXECUTION COPY

                       PERFORMANCE STOCK OPTION AGREEMENT

          THIS AGREEMENT, made as of the 7th day of June, 2001 (the "Grant Date"), between Plains Resources Inc., a Delaware corporation (the "Company"), and Timothy T. Stephens (the "Optionee").

          WHEREAS, the Company has adopted the Plains Resources Inc. 2001 Stock Incentive Plan (the "Plan") in order to provide additional incentive to certain officers and employees of the Company and its Subsidiaries; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.

          1.1 The Company hereby grants, subject to the shareholder approval of the Plan, to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 83,333 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2.   Purchase Price.

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $25.26 per Share, the Fair Market Value of a Share on the Grant Date pursuant to the Plan.

     3.   Duration of Option, Vesting and Exercisability.

          3.1 The Option granted hereunder shall vest on the first to occur of the following: (A) the day prior to the fifth anniversary of May 17, 2001 (the "Employment Commencement Date"), (B) with respect to 50% of the shares subject to the Option, a period of 10 trading days during a period of 20 consecutive trading days upon which the closing price of the Common Stock equals or exceeds 150% of the exercise price of the Option, (C) with respect to 100% of the shares subject to the Option, a period of 10 trading days during a period of 20 consecutive trading days upon which the closing price of the Common Stock equals or exceeds
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200% of the exercise price of the Option, (D) termination of the Optionee's employment: (1) by the Company for any reason other than Cause, (2) due to the death of Optionee, or (3) upon the Optionee's resignation for Good Reason (as defined below), (E) a Change in Control, or (F) at any such time that James C. Flores is not a member of the Board.

          3.2 If any portion of the Option vests in accordance with clause (A) of Section 3.1, such portion of the Option shall be exercisable until the eighth anniversary of the Employment Commencement Date; provided, however, that if Optionee's employment is terminated for any reason (other than Cause) prior to such eighth anniversary, the Option shall remain exercisable only until the first anniversary of the Date of Termination. If any portion of the Option vests in accordance with clauses (B) or (C) of Section 3.1, or if any portion vests under clause (F) of Section 3.1 and the performance goals under either clause (B) or (C) are later met during the first five years of Optionee's employment with the Company, the Option, to the extent that the performance goals have been met under either such clause, shall remain exercisable for a period of ten years from the Employment Commencement Date, notwithstanding termination of Optionee's employment for any reason (other than Cause) or the earlier vesting of the Option in accordance with clause (F) of Section 3.1. If the Company terminates Optionee's employment during the first five years of employment with the Company for any reason (other than Cause or Disability), or if Optionee resigns for Good Reason, any portion of the Option that has vested due to such termination shall be exercisable until the later of (A) the fifth anniversary of the Employment Commencement Date or (B) one year from the Date of Termination plus six months for each anniversary of the Employment Commencement Date that has occurred coincident with or prior to the Date of Termination.
Upon termination of Optionee's employment due to death or termination by the Company due to Disability, any portion of the Option that has vested due to such termination shall be exercisable until the later of (A) the fifth anniversary of the Employment Commencement Date or (B) one year from the Date of Termination. If any portion of the Option vests under clause (E) of Section 3.1, or under clause (F) of Section 3.1 and the performance goals under clauses (A) or (B) are not later met during the first five years of Optionee's employment with the Company, such portion shall remain outstanding until the later of (A) the fifth anniversary of the Employment Commencement Date or (B) one year from the Date of Termination for any reason (other than Cause). The Option shall in no event remain outstanding for a period greater than ten years from the Grant Date.
Upon a termination of employment for Cause, the Option shall immediately terminate and be forfeited unless otherwise provided by the Board upon termination of employment.

          3.3 For purposes of this Agreement, "Good Reason" shall mean (A) the material breach of any of the Company's obligations under the Letter Agreement between the Company and Employee, dated as of June 7, 2001 (the "Letter Agreement"), without Employee's written consent or (B) the occurrence of any of the following circumstances, as the case may be, without Employee's written consent:

               (i) the assignment by the Board or the Company's Chief Executive Officer to Employee of any duties that materially adversely alter the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, from those in effect immediately prior to such assignment;

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               (ii) the failure by the Company to continue in effect any
          compensation plan in which Employee participates that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to Employee, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis;

               (iii) the taking of any action by the Company which would directly or indirectly materially reduce or deprive Employee of any material pension, welfare or fringe benefit then enjoyed by Employee, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis;

               (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Letter Agreement; or

               (v) the relocation of the Company's principal executive offices outside the greater Houston, Texas metropolitan area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's obligations under this Agreement.

          Employee's right to terminate employment for Good Reason shall not be affected by Employee's incapacity due to physical or mental illness. In addition, Employee's continued employment following any event, act or omission, regardless of the length of such continued employment, shall not constitute Employee's consent to, or a waiver of Employee's rights with respect to, such event, act or omission constituting a Good Reason circumstance hereunder.

     4.   Manner of Exercise and Payment.

          4.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          4.2 The notice of exercise described in Section 4.1 hereof shall be accompanied by payment of the full purchase price for the Shares in respect of which the Option

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is being exercised in either of the following forms, (i) cash or (ii) the transfer of Shares to the Company that have a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted and have been held by the Optionee for at least six (6) months, or a combination of cash and the transfer of Shares.

          4.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 6 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          4.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

     5.   Nontransferability.

          The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

     6.   No Right to Continued Employment.

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     7.   Adjustments.

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

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     8.   Effect of a Merger, Consolidation or Liquidation.

          Subject to Section 3 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

     9.   Withholding of Taxes.

          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. Subject to Section 16(b) of the Exchange Act (if applicable), in satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election") to have withheld a portion of the Shares issuable to him upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

     10.  Optionee Bound by the Plan.

          The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     11.  Modification of Agreement.

          This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     12.  Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     13.  Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

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     14.  Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     15.  Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

     16.  Shareholder Approval.

          The effectiveness of this Agreement and of the grant of the Option pursuant hereto is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.

                                       PLAINS RESOURCES INC.


                                       By: /s/ James C. Flores
                                           ----------------------------------
                                           James C. Flores
                                           Chief Executive Officer



                                        /s/ Timothy T. Stephens
                                       --------------------------------------
                                       Timothy T. Stephens

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